Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190381 on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of EVERTEC, Inc. and the effectiveness of EVERTEC, Inc.’s internal control over financial reporting dated February 26, 2019, appearing in this Annual Report on Form 10-K of EVERTEC, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
February 26, 2019